Exhibit 99.1

Financial Overview Gil Borok Chief Financial Officer

Forward Looking Statements This presentation, and those immediately following, contain statements that are forward looking within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our future growth momentum, operations, financial performance, and business outlook. These statements should be considered as estimates only and actual results may ultimately differ from these estimates. Except to the extent required by applicable securities laws, we undertake no obligation to update or publicly revise any of the forward-looking statements that you may hear today. Please refer to our third quarter earnings report, filed on Form 8-K, our current annual report on Form 10-K and our current quarterly report on Form 10-Q, in particular any discussion of risk factors or forward-looking statements, which are filed with the SEC and available at the SEC’s website (www.sec.gov), for a full discussion of the risks and other factors that may impact any estimates that you may hear today. We may make certain statements during the course of this presentation, which include references to “non-GAAP financial measures,” as defined by SEC regulations. As required by these regulations, we have provided reconciliations of these measures to what we believe are the most directly comparable GAAP measures, which are attached hereto within the appendix.

Global Market Leader Includes affiliate offices. On a combined basis, including the acquisition of ING CRES which closed July 1, 2011, ING’s Real Estate Investment Management business in Asia (ING REIM) which closed October 3, 2011 and ING REIM Europe, which closed on October 31, 2011. As of September 30, 2011. Based on 2010 revenues versus Jones Lang LaSalle. Scale and Diversity 1.7x nearest competitor4 Thousands of clients; nearly 80% of the Fortune 100 $128.1 billion of transaction activity in 2010 Broad Capabilities #1 leasing #1 investment sales #1 outsourcing #1 appraisal and valuation #1 commercial mortgage brokerage #1 commercial real estate investment management2 $6.6 billion of development projects in process/pipeline3 Leading Global Brand 100+ years 400+ offices in over 60 countries1 #1 in virtually every major global business center Recognized Leadership S&P 500 Only commercial real estate services company in the S&P 500 FORTUNE Only commercial real estate services company in the Fortune 500 The Lipsey Company #1 brand for ten consecutive years IAOP #1 real estate outsourcing firm Newsweek #1 real estate company in “green” rankings

Our Objectives Provide a complete suite of market leading services to property owners and occupiers through a fully integrated global business platform and a managed account strategy Our Strategy Establish and maintain the leading position in every major world city. Establish and maintain the leading position in each service we provide. Maintain the most admired, highest quality brand. Recruit, hire and retain the finest people in our industry. Foster and maintain a culture of integrity, excellence and continuous improvement. Lead the industry in revenue and profit growth and retain the industry’s highest operating margins. Our Vision Be the preeminent, vertically integrated, globally capable commercial real estate services firm

Diversified revenue spread across broad base of clients Diverse Client Base 2010 Revenue by Client Type

Geographic Diversification #1 commercial real estate services firm in each of the major regions of the world LTM 9/30/11 revenue of $5.8 billion includes $4.6 million of revenue related to discontinued operations. LTM 9/30/11 Revenue1 EMEA 18% Asia Pacific 13% Global Investment Management 5% Development Services 1% Americas 63%

Service Line Diversity - Revenue Breakdown LTM 9/30/11 Includes revenue from discontinued operations of $4.6 million and $1.7 million for twelve months ended September 30, 2011 and 2010, respectively. ($ in millions) 2011 1 2010 1 % Change Property & Facilities Management 1,972.0 1,727.4 14 Leasing 1,932.3 1,585.3 22 Sales 925.7 687.3 35 Appraisal & Valuation 366.7 312.3 17 Investment Management 222.4 139.8 59 Commercial Mortgage Brokerage 214.0 123.7 73 Development Services 64.3 77.1 -17 Other 100.3 109.3 -8 Total 5,797.7 4,762.2 22 Twelve months ended September 30, 34% 33% 16% 6% 4% 4% 1% 2%

Revenue Diversification Contractual revenue includes: Property & Facilities Management (14% in 2006 and 34% in LTM 9/30/11), Appraisal & Valuation (7% in 2006 and 6% in LTM 9/30/11), Investment Management (6% in 2006 and 4% in LTM 9/30/11), Development Services (1% in both 2006 and LTM 9/30/11) and Other (1% in 2006 and 2% in LTM 9/30/11). Non-contractual revenue includes: Sales (31% in 2006 and 16% in LTM 9/30/11), Leasing (37% in 2006 and 33% in LTM 9/30/11) and Commercial Mortgage Brokerage (3% in 2006 and 4% in LTM 9/30/11). Reflects Trammell Crow Company’s revenue contributions beginning on December 20, 2006. LTM 9/30/11 revenue includes $4.6 million of revenue related to discontinued operations. Contractual revenues1 represented 47% of LTM 9/30/11 revenue, up from 29% in 2006 LTM 9/30/11 Revenue3 2006 Revenue2 Non-Contractual 53% Contractual 47%

YTD Q2 2011 CBRE vs. Global Competitors - Global Results Based on 6/30/11 exchange rate of 1£ = $1.6057. Six months ended 4/30/11; based on 4/30/11 exchange rate of 1£ = $1.66648. Excludes discontinued operations Source: Company public filings Revenue Operating Income Margin 7.8% 5.1% 1.4% $ millions 1 1 N/A 2 2 N/A 5.4% 3 3

Historical Performance

Revenue [1]

($ in Millions)



1992 – 2010 CAGR = 16%
Average Annual Organic Growth of 9%
360 392 429 469 583 759 1,187 1,403 1,518 1,362 1,362 1,810 2,647 3,194 4,032 6,036 5,130 4,166 5,119 5,798
1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006[2] 2007[3] 2008[3] 2009 2010[3] LTM Q3 2011[3]
Organic Revenue
Revenue From Acquisitions

Normalized EBITDA and Margin [4]

($ in Millions)



1992 – 2010 CAGR = 22%
20 26 34 42 62 90 127 117 151 115 131 183 300 461 653 970 601 454 681 741
5.6% 6.6% 7.9% 8.9% 10.6% 11.9% 10.7% 8.4% 9.9% 8.4% 9.6% 10.1% 11.3% 14.4% 16.2% 16.1% 11.7% 10.9% 13.3% 12.8%
1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006[2] 2007[5] 2008[5] 2009 2010[5] LTM Q3 2011[5]
Normalized EBITDA
Normalized EBITDA Margin

1. No reimbursements are included for the period 1992 through 1996, as amounts were immaterial. Reimbursements for 1997 through 2001 have been estimated. For 2002 and forward, reimbursements are included.
2. Includes Trammell Crow Company activity for the period December 20, 2006 through December 31, 2006.
3. Includes revenue from discontinued operations, which totaled $2.1 million for the year ended December 31, 2007, $1.3 million for the year ended December 31, 2008, $3.9 million for the year ended December 31, 2010 and $4.6 million for the twelve months ended September 30, 2011.
4. Normalized EBITDA excludes merger-related and other non-recurring costs, integration and other costs related to acquisitions, cost containment expenses, one-time IPO-related compensation expense, gains/losses on trading securities acquired in the Trammell Crow Company acquisition and the write-down of impaired assets.
5. Includes EBITDA related to discontinued operations of $6.5 million for the year ended December 31, 2007, $16.9 million for the year ended December 31, 2008, $16.4 million for the year ended December 31, 2010 and $3.0 million for the twelve months ended September 30, 2011.

CBRE

CBRE | Page 10

Mandatory Amortization and Maturity Schedule $ millions Represents new senior secured sterling tranche A-1 term loan of GBP 187 million, which closed on November 10, 2011. Term Loan A-1 assumes a $1.6/ exchange rate. $700.0 million revolver facility matures in May 2015. As of September 30, 2011 the outstanding revolver balance was $41.3 million. Pro forma as of September 30, 2011 1 2 17 68 70 76 340 422 458 378 370 350 0.0 250.0 500.0 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 Term Loan A Term Loan A - 1 Term Loan B Term Loan C Term Loan D Sr. Subordinated Notes Sr. Unsecured Notes Revolver $millions

Capitalization

	As of		
($ in millions)	Proforma 9/30/2011	9/30/2011	12/31/2010
Cash[1]	576.1	451.9	480.5
Cash in Escrow	-	335.0	-
Total cash	576.1	786.9	480.5
Revolving credit facility	81.3	41.3	17.5
Senior secured term loan A	315.0	315.0	341.3
Senior secured term loan A-1[2]	299.2	-	-
Senior secured term loan B	297.0	297.0	299.2
Senior secured term loan C	399.0	399.0	-
Senior secured term loan D	399.0	399.0	-
Senior subordinated notes[3]	438.7	438.7	437.7
Senior unsecured notes	350.0	350.0	350.0
Notes payable on real estate[4]	13.6	13.6	3.7
Other debt[5]	0.1	0.1	0.2
Total debt	2,592.9	2,253.7	1,449.6
Stockholders' equity	1,082.4	1,082.4	908.2
Total capitalization	3,675.3	3,336.1	2,357.8
Total net debt	2,016.8	1,466.8	969.1

1. Excludes $210.7 million and $26.1 million of cash in consolidated funds and other entities, but not available for company use at September 30, 2011 and December 31, 2010, respectively.
2. Term loan A-1 assumes a $1.6/£ exchange rate.
3. Net of original issue discount of $11.3 million and $12.3 million at September 30, 2011 and December 31, 2010, respectively.
4. Represents notes payable on real estate in Development Services that are recourse to the Company. Excludes non-recourse notes payable on real estate of $485.7 million and $623.8 million at September 30, 2011 and December 31, 2010, respectively.
5. Excludes $676.8 million and $453.8 million of aggregate non-recourse warehouse facilities at September 30, 2011 and December 31, 2010, respectively.

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CBRE

Business Outlook Early-stage cyclical recovery in commercial real estate continues despite sovereign debt challenges in Europe and economic uncertainty in the U.S. Outsourcing fundamentals remain very strong and we continue to expect solid double digit growth Investment sales are expected to continue growing as capital remains available and investors continue to search for yield Leasing growth rates should revert to historical norms as the economy stabilizes We remain focused on cost containment balanced with selective strategic recruiting We continue to expect full year 2011 earnings to be in the range of $0.95 to $1.05 per share

Appendix

Reconciliation of Normalized EBITDA to EBITDA to Net Income (Loss)

($ in millions)	LTM Q3 2011	2010	2009	2008	2007	2006
		Year Ended December 31,				
Normalized EBITDA[1]	$ 740.9	$ 681.3	$ 453.9	$ 601.2	$ 970.1	$ 652.5
Less:						
Integration and other costs related to acquisitions	28.0	7.2	5.7	16.4	45.2	7.6
Write-down of impaired assets	10.3	11.3	32.5	100.4	-	-
Cost containment expenses	3.5	15.3	43.6	27.4	-	-
Merger-related charges	-	-	-	-	56.9	-
Loss (gain) on trading securities acquired in the Trammell Crow Company acquisition	-	-	-	-	33.7	(8.6)
EBITDA[1]	699.1	647.5	372.1	457.0	834.3	653.5
Add:						
Interest income[2]	9.2	8.4	6.1	17.9	29.0	9.8
Less:						
Depreciation and amortization[3]	109.8	109.0	99.5	102.9	113.7	67.6
Interest expense[4]	150.2	192.7	189.1	167.8	164.8	45.0
Write-off of financing costs	18.1	18.1	29.3	-	-	33.8
Goodwill and other non-amortizable intangible asset impairments	-	-	-	1,159.4	-	-
Provision for income taxes[5]	175.7	135.8	27.0	56.9	194.3	198.3
Net income (loss) attributable to CBRE Group, Inc.	$ 254.5	$ 200.3	$ 33.3	$ (1,012.1)	$ 390.5	$ 318.6
Revenue[6]	5,797.7	5,119.2	4,165.8	5,130.1	6,036.3	4,032.0
Normalized EBITDA Margin[1]	12.8%	13.3%	10.9%	11.7%	16.1%	16.2%

Notes:

1. Includes EBITDA related to discontinued operations of $3.0 million for the twelve months ended September 30, 2011, $16.4 million for the year ended December 31, 2010, $16.9 million for the year ended December 31, 2008 and $6.5 million for the year ended December 31, 2007.
2. Includes interest income related to discontinued operations of $0.1 million for the year ended December 31, 2008 and $0.01 million for the year ended December 31, 2007.
3. Includes depreciation and amortization related to discontinued operations of $0.9 million for the twelve months ended September 30, 2011, $0.6 million for the year ended December 31, 2010, $0.1 million for the year ended December 31, 2008 and $0.4 million for the year ended December 31, 2007.
4. Includes interest expense related to discontinued operations of $1.9 million for the twelve months ended September 30, 2011, $1.6 million for the year ended December 31, 2010, $0.6 million for the year ended December 31, 2008 and $1.8 million for the year ended December 31, 2007.
5. Includes provision for income taxes related to discontinued operations of $0.4 million for the twelve months ended September 30, 2011, $5.4 million for the year ended December 31, 2010, $6.0 million for the year ended December 31, 2008 and $1.6 million for the year ended December 31, 2007.
6. Includes revenue related to discontinued operations of $4.6 million for the twelve months ended September 30, 2011, $3.9 million for the year ended December 31, 2010, $1.3 million for the year ended December 31, 2008 and $2.1 million for the year ended December 31, 2007.

CBRE

CBRE | Page 15

Sales, Leasing and Outsourcing Revenue - Americas 38% 8% 60% 36% ($ in millions) Outsourcing Sales Leasing 13% 5% 2009 2010 2011

Sales, Leasing and Outsourcing Revenue – EMEA 12% 37% 1% 13% ($ in millions) Outsourcing Sales Leasing 15% 12% 2009 2010 2011

Sales, Leasing and Outsourcing Revenue – Asia Pacific 57% 51% 15% 24% ($ in millions) Outsourcing Sales Leasing 15% 27% 2009 2010 2011 Full Year First Quarter $89.4 $134.6 $21.2 $33.1 $187.6 $233.5 $43.9 $50.6 $166.6 $211.7 $52.3 $60.3

Sales, Leasing and Outsourcing Revenue - Americas 55% 16% 68% 23% ($ in millions) Outsourcing Sales Leasing 12% 12% 2010 2011 Second Quarter YTD Second Quarter $85.0 $142.9 $153.1 $236.6 $253.4 $311.5 $467.7 $543.6 $314.6 $351.3 $620.2 $695.7

Sales, Leasing and Outsourcing Revenue - EMEA 10% 12% 9% 23% ($ in millions) Outsourcing Sales Leasing 15% 15% 2010 2011 Second Quarter YTD Second Quarter $46.3 $50.4 $73.4 $80.8 $78.1 $95.7 $147.5 $165.9 $70.0 $80.7 $132.4 $152.5

Sales, Leasing and Outsourcing Revenue – Asia Pacific 40% 16% 28% 17% ($ in millions) Outsourcing Sales Leasing 16% 17% 2010 2011 Second Quarter YTD Second Quarter $27.1 $34.6 $48.3 $67.7 $54.4 $63.7 $98.3 $114.3 $56.0 $65.3 $108.3 $125.6